PURCHASE AGREEMENT


THIS AGREEMENT is made as of the 25th day of March, 2002,


AMONG:

            PACIFIC E-LINK CORPORATION a company incorporated pursuant to the laws of British Columbia, and having its business address at Suite 616, 475 Howe Street, Vancouver, British Columbia, V6C 2B3

            (hereinafter called the "Vendor")
                                                             OF THE FIRST PART

AND:

            GAMEWEAVER.COM INC., a company incorporated pursuant to the laws of the State of Nevada and having its business address at Suite 100, 2980 South Rainbow Boulevard, Las Vegas, Nevada, USA, 89146

            (hereinafter called the "Purchaser")
                                                            OF THE SECOND PART

AND:
            TELE PACIFIC COMMUNICATIONS (SAMOA) INC., a body corporate duly incorporated pursuant to the laws of Samoa, having its business address at Suite 616, 475 Howe Street, Vancouver, British Columbia, V6C 2B3

            (hereinafter called the "Company")
                                                             OF THE THIRD PART

WHEREAS:

A. The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the shares of the Company in consideration of the issuance from treasury of 2,500,000 shares of common stock from its treasury;

B. In order to record the terms and conditions of the agreement among them the parties wish to enter into this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor and to the Company, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.          INTERPRETATION

1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

      (a) "Business" means the advertising business carried on by the Company through its 75% interest in the registered capital of a Sino-foreign joint venture known as Chengdu Publicis International Advertising Co. Ltd. (the "Joint Venture").

      (b) "Closing Date" means the third business day following the receipt by the parties of the approval of all regulatory authorities to this agreement, or such other date as may be mutually agreed upon by the parties hereto, which date shall be no later than March 25, 2002;

      (c) "Financial Statements" means those financial statements of the Company attached hereto as Schedule "C";

      (d) "Purchaser Shares" means the 2,500,000 common shares in the capital stock of the Purchaser being issued as consideration for the purchase of the Shares;

      (e) "Shares" means the 10 common shares in the capital of the Company being sold to the Purchaser, being all of the issued and outstanding shares of the Company;

1.2 All amounts referred to in this agreement are in US dollars, unless expressly stated otherwise.

1.3 The following schedules are attached to and form part of this agreement:

            Schedule A -  Financial Statements
            Schedule B -  Employment, Service & Pension Agreements
                          of the Company and the Joint Venture
            Schedule C -  Real  Property & Leases of the  Company and the Joint
                          Venture
            Schedule  D - Assets  and  Encumbrances  of the  Company  and the
                          Joint Venture
            Schedule E -  Litigation
            Schedule F -  Registered Trademarks, Trade Names & Patents of the
                          Company and the Joint Venture
            Schedule G -  Material  Contracts of the Company and the Joint
                          Venture

2.          PURCHASE OF SHARES

2.1 The Vendor hereby covenants and agrees to sell, assign and transfer the Shares to the Purchaser, and the Purchaser covenants and agrees to purchase the Shares from the Vendor.

2.2 As consideration for the sale of the Shares, the Purchaser shall allot and issue the Purchaser Shares to the Vendor at Closing. Certificates for the Purchaser Shares shall be registered in the name of the Vendor and delivered at Closing. The certificates for the Purchaser Shares are being issued pursuant to Regulation S of the United States Securities Act of 1933 and will therefore bear a restrictive legend and be subject to restrictions on resale. The restrictive legend shall be in substantially the form as follows "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE."


3.          COVENANTS, REPRESENTATIONS AND WARRANTIES
            OF THE VENDOR AND THE COMPANY

            The Vendor and the Company jointly and severally covenant with and represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Shares:

3.1 The Company has been duly incorporated and organized, is validly existing and is in good standing under the laws of Samoa; it has the corporate power to carry on the Business; it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it and the Joint Venture has or will have on the Closing Date all necessary licenses, permits, authorizations and consents to operate the Business.

3.2 The authorized capital of the Company consists of US$1,000,000 divided into 1,000,000 shares at US$1.00 each, of which 10 Shares have been duly issued and are outstanding as fully paid and non-assessable.

3.3 The Shares are owned by the Vendor as the beneficial owner, and the Vendor has a good and marketable title in the Shares, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever

3.4 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Shares.
3.5 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company or of any securities of the Company.

3.6 Except for its interest in the Joint Venture the Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

3.7 The Company and the Joint Venture will not, without the prior written consent of the Purchaser, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of the Company.

3.8 The Company and the Joint Venture are not a party to or bound by any agreement of guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, or of any products related to the Business.

3.9 The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof, and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

3.10 The Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities.

3.11  (a)   The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Company or the Vendor or of any indenture, instrument or agreement, written or oral, to which the Company or the Vendor may be a party;

      (b) The entering into of this agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company and the Vendor, result in the violation of any law, regulation, municipal bylaw or ordinance;

      (c) The entering into of this agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company and the Vendor create an event whereby the interest of the Company in the Joint Venture may be diluted

      (d) This agreement has been duly authorized, validly executed and delivered by the Company and the Vendor.

3.12 The Business has been carried on in the ordinary and normal course by the Company since the date of the Financial Statements and will be carried on by the Company in the ordinary and normal course after the date hereof and up to the Closing Date.

3.13 Except as disclosed in the Schedules hereto, the Company is not a party to any written or oral employment, service or pension agreement, and the Company does not have any employees who cannot be dismissed on not more than one months notice without further liability.

3.14 Except as disclosed in the Schedules hereto, the Company does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness, and the Company is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

3.15 Except as disclosed in the Schedules hereto, the Company is not the owner or lessee under any agreement to own or lease any real property.

3.16 Except as disclosed in the Schedules hereto, the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in the Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.17 The Company has its property insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; to the best of the knowledge of the Company and the Vendor, the Company is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

3.18 Except as disclosed herein and in Schedule "G" hereto, the Company and the Joint Venture do not have any outstanding material agreements (including employment agreements) contracts or commitments, whether written or oral, of any nature or kind whatsoever, except:

      (a) agreements, contracts and commitments in the ordinary course of business;

      (b)   service contracts on office equipment;

      (c) the employment, services and pension agreements described in the Schedules hereto; and

      (d)   the leases described in the Schedules hereto.

3.19 Except as provided in the Schedules hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Business, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither the Company nor the Vendor are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.20 The Company is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both which would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Company is entitled to all benefits thereunder.

3.21 The Company has the right to use all of the registered trade marks, trade names and patents, both domestic and foreign, in relation to the Business as set out in the Schedules hereto.

3.22 To the best of the knowledge of the Company and the Vendor, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.23 To the best of the knowledge of the Company and the Vendor, the Company and the Joint Venture are conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, the Company and the Joint Venture are not in material breach of any such laws, rules or regulations and is or will be on the Closing Date fully licensed, registered or qualified in each jurisdiction in which the Company owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.24 All facilities and equipment owned or used by the Company in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

3.25 The Company has no loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders and employees of the Company or to any person or corporation not dealing at arm's length with any of the foregoing, except as described in the Financial Statements.

3.26 The Company has made full disclosure to the Purchaser of all aspects of the Business and it will make all of its books and records and all of the books and records of the Joint Venture, including a translated copy of the joint venture agreement for the Joint Venture, the translated copy of the advertising license for the Joint Venture, and a translated copy of the legislation in China respecting the license and the ability of the Joint Venture to carry on business in provinces other than Chengdu, available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by the Company or the Vendor.

3.27 There are no material liabilities of the Company or the Joint Venture of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Purchaser may become liable on or after the consummation of the transaction contemplated by this agreement, other than liabilities which may be reflected on the Financial Statements, liabilities disclosed or referred to in this agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Financial Statements, none of which has been materially adverse to the nature of the Business, results of operations, assets, financial condition or manner of conducting the Business.

3.28 The Articles, bylaws and other constating documents of the Company in effect with the appropriate corporate authorities as at the date of this agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.29  The directors and officers of the Company are as follows:

            Name                          Position
            ----                          --------

            Peter Chau                    President & Director
            Thomas Kwan                   Secretary, Treasurer & Director


3.30 No claim shall be made by the Purchaser against the Company or the Vendor as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to the Purchaser exceeds $5,000.


4.          COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
             ----------------------------------------------------------

            The Purchaser covenants with and represents and warrants to the Vendor and the Company as follows and acknowledges that the Vendor is relying upon such covenants, representations and warranties in entering into this agreement:

4.1 The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada, U.S.A., it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2         The directors and officers of the Purchaser are as follows:

            Name                          Position
            ----                          --------

            Richard Wilk                  President & Director
            Richard Hall                  Secretary & Director
            Miju Stinson                  Director

4.3 The Purchaser's common shares are quoted on the OTC Bulletin Board quotation system.

4.4 The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture, instrument or agreement, written or oral, to which the Purchaser may be a party.

4.5 This agreement has been duly authorized, validly executed and delivered by the Purchaser.


5.          CONDITIONS OF CLOSING

5.1 This agreement is subject to the approval, prior to the Closing Date, of the Canadian Venture Exchange and all other securities regulatory authorities as may have jurisdiction.

5.2 All obligations of the Purchaser under this agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

      (a) the respective representations and warranties of the Vendor and the Company contained in this agreement or in any Schedule hereto or certificate or other document delivered to the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this agreement or any such Schedule or certificate is given, and the Purchaser shall have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for the Purchaser and signed under seal by the Vendor and by a senior officer of the Company to the effect that their respective representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transaction herein provided for shall not be a waiver of the respective representations and warranties contained in Article 3 or in any Schedule hereto or in any certificate or document given pursuant to this agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Purchaser;

      (b) the Company shall have caused to be delivered to the Purchaser certificates of an officer of the Company and the Vendor or, in form and substance satisfactory to the Purchaser, dated as of the Closing Date, to the effect that:

            (i) the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, those assets described in the balance sheet included in the Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever and howsoever arising;

            (ii) the Company has been duly incorporated and organized and is validly existing under the laws of Samoa, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to filings with the appropriate governmental authorities;

           (iii) the issued and authorized capital of the Company is as set out in this agreement and all of the issued and outstanding shares have been validly issued as fully paid and non-assessable;

            (iv) all necessary approvals and all necessary steps and corporate proceedings shall have been taken to permit the shares of the Joint Venture currently registered in the name of Publicis Ad-Link Group Limited to be duly and validly transferred to and registered in the name of the Company; and

            (v) the consummation of the purchase and sale contemplated by this agreement, and specifically the transfer of the Shares to the Purchaser, will not be in breach of any laws of China or Samoa and, in particular but without limiting the generality of the foregoing, the execution and delivery of this agreement by the Vendor and the Company has not breached and the consummation of the purchase and sale contemplated hereby will not be in breach of any laws of China or Samoa;

            and, without limiting the generality of the foregoing, that all corporate proceedings of the Company, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Purchaser, are material in connection with the transaction of purchase and sale contemplated by this agreement, have been taken or are otherwise favourable to the completion of such transaction.

      (c) the Company shall have caused to be delivered to the Purchaser an opinion from counsel qualified to practice law in the People's Republic of China that the sale of all of the Shares of the Company to the Purchaser will not constitute an event of default that will invalidate the advertising license of the Joint Venture and will not create an event whereby the interest of the Company in the Joint Venture may be diluted.

      (d) the Company shall have caused to be delivered to the Purchaser the documentation required under paragraph 3.26.

      (e) At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of the Company, the Joint Venture or the Business (financial or otherwise) from that shown on or reflected in the Financial Statements.

      (f) No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date.

5.3 In the event any of the foregoing conditions contained in paragraph 5.2 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Purchaser, the Purchaser may terminate this agreement by written notice to the Vendor and the Company, in such event the Purchaser shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Purchaser without prejudice to its rights of termination in the event of the non-fulfillment of any other conditions or conditions.

5.4 All obligations of the Vendor under this agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

      (a) the representations and warranties of the Purchaser contained in this agreement or in any Schedule hereto or certificate or other document delivered to the Company and the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this agreement or any such Schedule or certificate is given, and the Vendor shall have received on the Closing Date a certificate dated as of the Closing Date, in form satisfactory to the Vendor and signed under seal by a senior officer of the Purchaser, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor.

      (b) The Purchaser shall have caused to be delivered to the Vendor a certificate of an officer of the Purchaser in form and substance satisfactory to the Vendor, dated as of the Closing Date, to the effect that:

            (i) the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of Nevada, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to all filings with the appropriate corporate authorities in Nevada and with respect to all annual and quarterly filings with the United States Securities and Exchange Commission;

            (ii) all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Purchaser Shares to be duly and validly allotted and issued to and registered in the name of the Vendor;

5.5 In the event that any of the conditions contained in paragraph 5.4 hereof shall not be fulfilled or performed by the Purchaser at or before the Closing Date to the reasonable satisfaction of the Vendor then the Vendor shall have all the rights and privileges granted to the Purchaser under paragraph 5.3, mutatis mutandis.


6.          CLOSING ARRANGEMENTS

6.1 The closing shall take place on the Closing Date at the offices of Bragagnolo and Ovsenek, Solicitors, of Suite 602 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1 or at such other place as may be mutually agreed by the parties.

6.2 On the Closing Date, upon fulfillment of all the conditions set out in
Article 5 which have not been waived in writing by the Purchaser or by the Vendor, as the case may be, then:

      (a)   the Vendor, as the case may be, shall deliver to the Purchaser:

            (i) certificates representing all the Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official);

            (ii) the certificates and officer's certificates referred to in paragraph 5.2;

            (iv) evidence satisfactory to the Purchaser and its legal counsel of the completion by the Company of those acts referred to in paragraph 5.2;

      (b) the Vendor and the Company shall cause the transfers of the Shares into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of the Company;

      (c)   the Purchaser shall deliver to the Vendor:

            (i) share certificates representing the Purchaser Shares duly endorsed with legends respecting restrictions on transfer as required by or necessary under the applicable securities legislation in substantially the form contained in paragraph ; and

            (ii) the certificates and officer's certificate referred to in paragraph 5.3.

7.          SECURITIES REGULATORY APPROVAL

7.1 The terms of this agreement are subject to the approval of all securities regulatory authorities having jurisdiction, including the Canadian Venture Exchange.

7.2 The Vendor agrees to forthwith apply for the approval of the terms of this agreement by the Canadian Venture Exchange.

7.3 The Vendor agrees to promptly comply with all reasonable conditions and requirements of the Canadian Venture Exchange.

7.4 In the event that any other regulatory authority having jurisdiction shall prevent the closing of the purchase and sale of the Shares and the consummation of the transactions contemplated in this agreement, neither the Purchaser nor its directors, officers, legal counsel, servants or agents shall in any way be liable to either the Vendor or the Company in respect of any damages or losses suffered by them as a result of such failure to give their approval.

8.          GENERAL PROVISIONS

8.1         Time shall be of the essence of this agreement.

8.2 This agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

8.3 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this agreement without the consent of the Company which consent may be unreasonably withheld.

8.4 Any notice to be given under this agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as set out on page one of this agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

8.5 This agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

8.6 This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia, and each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia.


IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


Gameweaver.com Inc.


Per:
    --------------------------------------
      Richard Wilk, President


PACIFIC E-LINK CORPORATION


Per:
    --------------------------------------
      Authorized Signatory


TELE PACIFIC COMMUNICATIONS
(SAMOA) INC.


Per:
    --------------------------------------
      Authorized Signatory















Game Amend Purch Agree Pacif 3-28-02

                                  SCHEDULE "A"

        to that Share Purchase Agreement dated as of March 25th, 2002


                              FINANCIAL STATEMENTS

                                  SCHEDULE "B"

        to that Share Purchase Agreement dated as of March 25th, 2002


                   EMPLOYMENT, SERVICE & PENSION AGREEMENTS
                                 OF THE COMPANY

                                  SCHEDULE "C"

        to that Share Purchase Agreement dated as of March 25th, 2002

                             Real property & leases
                      Of the company AND THE JOINT VENTURE

                                  SCHEDULE "D"

        to that Share Purchase Agreement dated as of March 25th, 2002 company AND JOINT VENTURE assets and encumbrances

                                  SCHEDULE "E"

        to that Share Purchase Agreement dated as of March 25th, 2002 litigation

                                  SCHEDULE "F"

        to that Share Purchase Agreement dated as of March 25th, 2002

                  REGISTERED TRADEMARKS, TRADE NAMES & PATENTS
                                 OF THE COMPANY

                                  SCHEDULE "G"

        to that Share Purchase Agreement dated as of March 25th, 2002

                            MATERIAL CONTRACTS OF THE
                          COMPANY AND THE JOINT VENTURE













Game Amend Purch Agree Pacif 3-28-02